Exhibit 99.1

Alumis Reports Year End 2025 Financial Results and Highlights

Recent Achievements

– Positive Phase 3 topline results demonstrating envudeucitinib’s leading skin clearance, meaningful symptom improvement and a favorable safety profile in patients with moderate-to-severe plaque psoriasis (PsO) –

– Plan to submit NDA for envudeucitinib in PsO in 2H 2026 –

– Potentially pivotal Phase 2b clinical topline data for envudeucitinib in systemic lupus erythematosus (SLE) anticipated 3Q 2026 –

– Presentation of additional Phase 3 ONWARD1 and ONWARD2 data at AAD 2026 –

– Completed an upsized public offering raising $345.1 million in gross proceeds in Jan 2026 –

SOUTH SAN FRANCISCO, Calif., March 19, 2026 – Alumis Inc. (Nasdaq: ALMS), a late stage biopharma company developing next-generation targeted therapies for patients with immune-mediated diseases, today reported financial results for the year ended December 31, 2025, and highlighted recent achievements and upcoming milestones.

“Alumis concluded a pivotal year marked by strong execution and the Phase 3 clinical validation of envudeucitinib in moderate-to-severe plaque psoriasis, underscoring the promise of TYK2 inhibition and envudeucitinib’s highly differentiated clinical profile,” said Martin Babler, President and Chief Executive Officer of Alumis. “By maximally inhibiting TYK2 to block both IL-23 and IL-17 pathways, envudeucitinib delivered comprehensive disease control with rapid onset of action, high rates of skin clearance, and meaningful symptom improvements in our Phase 3 ONWARD program that reinforce our conviction in envudeucitinib’s potential to transform the psoriasis treatment landscape. We look forward to our clinical topline readout for our potentially pivotal LUMUS Phase 2b trial in SLE, anticipated in the third quarter of this year.”

Babler added, “Importantly, the results of both psoriasis and SLE will potentially unlock envudeucitinib’s pipeline‑in‑a‑pill’ opportunity to leverage maximal TYK2 inhibition across multiple immune‑mediated diseases. Alumis is evaluating additional indications for our TYK2 inhibitors as part of a unified franchise development strategy that we plan to announce in the second quarter of 2026.”

Fourth Quarter 2025 and Recent Highlights

●	Positive topline results from Phase 3 ONWARD1 and ONWARD2 clinical trials of envudeucitinib, a next-generation highly selective oral tyrosine kinase 2 (TYK2) inhibitor, in patients with moderate-to-severe plaque psoriasis
o	Both Phase 3 trials met all primary and secondary endpoints with high statistical significance in patients with moderate-to-severe plaque psoriasis

o	Envudeucitinib showed leading skin clearance for oral plaque psoriasis therapies, with approximately 65% of patients achieving PASI 90 and more than 40% achieving PASI 100 at Week 24, on average
o	Envudeucitinib demonstrated a favorable safety and tolerability profile consistent with the Phase 2 program

●	Completed closing of its upsized underwritten public offering of 20,297,500 shares of its common stock, including the full exercise of the underwriters’ option to purchase an additional 2,647,500 shares, at a price to the public of $17.00 per share
o	Gross proceeds to Alumis from the offering, before deducting underwriting discounts and commissions and offering expenses, were approximately $345.1 million

●	TYK2 Pipeline Update
o	Given the strength and insights from the Phase 3 envudeucitinib data in PsO and the Phase 2 readiness of A 005, Alumis is well-positioned to expand the potential of its TYK2 pipeline.
o	Alumis is currently evaluating additional immune mediated disease indications for envudeucitinib beyond PsO and SLE, and for its A 005 program in central nervous system (CNS) and peripheral diseases, under a unified TYK2 franchise development strategy.
o	Alumis will provide an update of the TYK2 franchise strategy for both programs in the second quarter of 2026, including a timing update for commencing A-005’s Phase 2 trial.

Anticipated 2026 Milestones

●	Envudeucitinib in Moderate-to-Severe Plaque Psoriasis
o	Late-breaking oral presentation of additional Phase 3 data (ONWARD1 and ONWARD2) at the American Academy of Dermatology (AAD) Annual Meeting taking place March 27-31 in Denver, CO
o	Company management to participate in a virtual key opinion leader (KOL) event featuring leading dermatology and psoriasis expert Dr. Andrew Blauvelt, to discuss results from the Phase 3 ONWARD program that were presented at AAD
o	Long-term data - ONWARD3 topline data and Phase 2, two-year safety data (2H 2026)
o	NDA submission (2H2026)

●	Envudeucitinib in SLE
o	Potentially pivotal Phase 2b SLE topline data (3Q 2026)

●	TYK2 Franchise
●	Update on unified TYK2 franchise development strategy, including evaluation of additional indications (2Q 2026)

●	Lonigutamab
o	Completion of strategic review (1H 2026)

●	Next clinical candidate (new target)
o	Initiate Phase 1 trial (2H 2026)

Year-end 2025 Financial Results

●	As of December 31, 2025, Alumis had cash, cash equivalents and marketable securities of $308.5 million.
●	Revenue included license revenue of $17.4 million and collaboration revenue of $6.7 million for the year ended December 31, 2025, related to the collaboration and licensing agreement with Kaken Pharmaceutical Co., Ltd.
●	Research and development expenses were $386.0 million for the year ended December 31, 2025, compared to $265.6 million for the year ended December 31, 2024. The increase was primarily driven by contract research and clinical trial costs for the envudeucitinib and other programs, including costs to support acceleration of clinical trial activities for the Phase 3 ONWARD clinical program, as well as increased headcount to support development eﬀorts and severance costs, including stock-based compensation expense, related to the merger with ACELYRIN. The year ended December 31, 2024 included a clinical milestone payment of $23.0 million related to the prior acquisition of FronThera.
●	General and administrative expenses were $91.9 million for the year ended December 31, 2025, compared to $35.2 million for the year ended December 31, 2024. The increase was primarily attributable to transaction and severance costs, including stock-based compensation expense, related to the merger with ACELYRIN, as well as increased headcount and professional consulting services to support the Company’s growth.
●	Net loss was $243.3 million for the year ended December 31, 2025, compared to a net loss of $294.2 million for the year ended December 31, 2024.
●	The Company recognized total expenses related to the merger with ACELYRIN of $39.7 million for the year ended December 31, 2025, of which $30.2 million related to general and administrative expenses for the year ended December 31, 2025, and $9.5 million related to research and development expenses for the year ended December 31, 2025. These merger-related expenses included stock-based compensation expense of $13.1 million for the year ended December 31, 2025, related to accelerated vesting of equity awards and a stock option post-termination exercise period modification for severed employees.

Financial Guidance

●	Based on the Company’s current operating plan, Alumis continues to anticipate that its existing cash, cash equivalents and marketable securities as of December 31, 2025, as well as net proceeds of $324.4 million, after underwriting discounts and commissions, from its public offering of common stock in January 2026, is expected to fund operating expenses and capital expenditure requirements into the fourth quarter of 2027.

About Alumis

Alumis is a late-stage biopharma company developing next-generation targeted therapies with the potential to significantly improve patient health and outcomes across a range of immune-mediated diseases. Leveraging its proprietary data analytics platform and precision approach, Alumis is developing a pipeline of oral tyrosine kinase 2 inhibitors, consisting of envudeucitinib, formerly known as ESK-001, for the treatment of systemic immune-mediated disorders, such as moderate-to-severe plaque psoriasis and systemic lupus erythematosus, and A-005 with neuroinflammatory, neurodegenerative and peripheral immune-mediated disease indications under evaluation. In addition, the pipeline includes lonigutamab, a subcutaneously delivered anti–insulin-like growth factor 1 receptor therapy for the treatment of thyroid eye disease, as well as several preclinical programs identified through this precision approach. For more information, visit www.alumis.com or follow us on LinkedIn or X.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of federal securities laws, including the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as "anticipates," "believes,", "plans," "seeks," "will" and variations of these words or similar expressions that are intended to identify forward-looking statements. All statements, other than statements of historical facts, including without limitation those regarding the timing of the initiation of a clinical trial, or the timing of clinical data in its ongoing clinical trials, the timing of the Company’s planned NDA submission with the FDA for envudeucitinib in moderate-to-severe plaque psoriasis, the expected timing of each of the Company’s completion of its strategic review for lonigutamab, determination of its next clinical candidate and presentation of its TYK2 franchise strategy, the potential for envudeucitinib to treat moderate-to-severe plaque psoriasis and systemic lupus erythematosus, any expectations regarding the safety, efficacy or tolerability of its drug candidates and statements regarding Alumis’ future plans and prospects, including development of its clinical pipeline and the commencement of additional clinical trials; cash runway; Alumis’ participation at upcoming conferences, and any assumptions underlying any of the foregoing, are forward-looking statements. Forward-looking statements in this press release are based on Alumis’ current expectations, estimates and projections as of the date of this release and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely and readers are cautioned that actual results, levels of activity, safety, efficacy, performance or events and circumstances could differ materially from those expressed or implied in Alumis’ forward-looking statements. Such risks and uncertainties include, without limitation, those related to Alumis’ ability to advance envudeucitinib or its other programs and to obtain regulatory approval of and ultimately commercialize Alumis’ clinical candidates, the timing, costs, and results of preclinical and clinical trials, Alumis’ ability to fund development activities and achieve development goals, Alumis’ ability to protect its intellectual property and other risks and uncertainties described in Alumis’ filings with the Securities and Exchange Commission (SEC). Alumis explicitly disclaims any obligation to update any forward-looking statements except to the extent required by law.

ALUMIS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Unaudited)

	Year Ended December 31,
(in thousands)	2025	2024
Revenue:
License revenue	$17,389	$—
Collaboration revenue	6,661	—
Total revenue	24,050	—
Operating expenses:
Research and development expenses	385,998	265,554
General and administrative expenses	91,856	35,200
Total operating expenses	477,854	300,754
Loss from operations	(453,804)	(300,754)
Other income (expense):
Gain on bargain purchase	187,907	—
Interest income	14,180	12,020
Change in fair value of derivative liability	—	(5,406)
Other income (expenses), net	(169)	(93)
Total other income (expense), net	201,918	6,521
Net loss before income taxes	(251,886)	(294,233)
Income tax benefit	8,561	—
Net loss	$(243,325)	$(294,233)
Other comprehensive income (loss):
Unrealized gain (loss) on marketable securities, net	148	38
Total comprehensive loss	$(243,177)	$(294,195)

ALUMIS INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	December 31,	December 31,
(in thousands)	2025	2024
Assets
Current assets:
Cash and cash equivalents	$89,670	$169,526
Restricted cash	82	—
Marketable securities	218,831	118,737
Research and development prepaid expenses	2,909	13,424
Other prepaid expenses and current assets	6,740	4,501
Total current assets	318,232	306,188
Restricted cash, non-current	1,301	1,106
Property and equipment, net	18,190	20,968
Intangible assets	50,959	—
Operating lease right-of-use assets, net	16,971	12,723
Other assets, non-current	6,287	7
Total assets	$411,940	$340,992
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$10,106	$9,624
Research and development accrued expenses	34,781	29,149
Deferred revenue, current	1,458	—
Other accrued expenses and current liabilities	22,303	10,580
Operating lease liabilities, current	4,670	1,557
Total current liabilities	73,318	50,910
Operating lease liabilities, non-current	32,244	29,165
Deferred revenue, non-current	2,611	—
Deferred tax liability	2,140	—
Share repurchase liability	123	813
Other liabilities, non-current	207	—
Total liabilities	110,643	80,888
Stockholders’ equity:
Preferred stock	—	—
Common stock	10	5
Additional paid-in capital	1,202,975	918,610
Accumulated other comprehensive income (loss)	188	40
Accumulated deficit	(901,876)	(658,551)
Total stockholders’ equity	301,297	260,104
Total liabilities and stockholders’ equity	$411,940	$340,992

Alumis Contact Information

Teri Dahlman

Red House Communications

teri@redhousecomms.com